Slide 1

Meredith CORPORATION

Ladies' Home Journal
cbs46.com
Better Homes and Gardens
CBS 5
More
KCTV 5
www.KCTV5.com
Limited Edition
Eyewitness News 3
WFSB-TV/DT Hartford New Haven
Chrysler
Coastal Paradise
4 News
Coverage You Can Count On
bhg.com
Mother's Day
Traditional Home
Midwest Living
Country Home
american baby
FOX 12
OREGON

2005 Mid Year Media Review

Bill Kerr

Good morning. It is a pleasure to be here today. I thank the Newspaper Association of America for inviting us.

With me are Steve Lacy, President and COO; Jack Griffin, Publishing Group President; Paul Karpowicz, Broadcasting Group President; and Suku Radia, our CFO.

Before we begin, let me introduce Paul Karpowicz. For those of you who do not know him, Paul joined Meredith in mid-February as President of the Broadcasting Group. He has worked in television broadcasting his entire career. Prior to joining Meredith, he was Vice President and Director with LIN Television, where he oversaw LIN's 23 properties in 14 markets. Once you get to know Paul, I am sure you will agree that he is a strong addition to our management team.

Slide 2

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Points to Remember

- Magazine acquisition—a major opportunity
  - Strategically important
  - Compliment to Meredith skill set
- Magazine advertising—strengthened Q4 FY 2005
  - Issue-to-issue volatility
  - Positive impact from new titles
- Broadcasting Group—on track
  - Achieving long-term financial objectives
  - Strong leadership
- Fiscal 2006 Outlook
  - Low double digit EPS growth despite challenges

Meredith CORPORATION

To start, let me highlight four key points to remember from our presentation today:

First, the acquisition of the Gruner + Jahr consumer magazines is an important, strategic transaction that will help continue our strong growth and enhance shareholder value. Clearly, we have to execute, but we are highly confident in our ability to do so. The needed improvements lie within our core competencies. Steve will lead the presentation with an overview of the acquisition.

Second, magazine advertising trends both for the industry and for Meredith have improved in our fiscal fourth quarter. In late April when we provided our outlook for the fourth quarter, we said Publishing advertising revenues would increase in the mid single digits. Now, we expect high single digit growth in the fourth quarter even though issue-to-issue volatility persists. Importantly, the addition of Parents, Child, Fitness and Family Circle will have a positive impact on our magazine advertising. The acquisition increases our scale, extends our reach to younger women, and strengthens key advertising categories. Jack will provide more detail in a few moments.

Third, Meredith Broadcasting remains on track to achieve its long-term margin objective. Paul will share his perspective and priorities for the Meredith Broadcasting Group.

Fourth, fiscal 2006 is a non-political year; we face significantly higher paper prices and postage rates, yet we anticipate earnings per share will increase in the low double digits, consistent with our long-term financial objectives for a non-political year. Suku will discuss our financial outlook for fiscal 2006.

Now, I'll turn it over to Steve for a review of our acquisition of Parents, Child, Fitness and Family Circle.

Slide 4

Magazine Acquisition

Transaction Strategy

Better Homes and Gardens
BIG IDEAS for Small Spaces
Country Home
Ladies' Home Journal
Reba McEntire: The Secret to Her Happy Marriage
6 Simple Stress Cures
Fuss-Free Supper Salads
Secrets to Sensational Summer Skin
Scrapbooking With the Stars
Traditional Home
easy living
Midwest Living
More
AGELESS SUMMER BEAUTY
MARIA SHRIVER
30
40
50

Median Age

Source: Mediamark Research Inc. (MRI)

Meredith CORPORATION

(THIS IS A BUILD SLIDE, NOT THREE SEPARATE SLIDES)

Steve Lacy

Thank you, Bill. As we have discussed many times, one of our growth strategies has been to broaden our magazine portfolio to reach younger women and the rapidly-growing Hispanic market. This slide shows that our portfolio was primarily focused on women aged 40+.

Slide 5

Magazine Acquisition

Transaction Strategy

american baby
Better Homes and Gardens
Country Home
Ladies' Home Journal
Traditional Home
Midwest Living
More
30
40
50

Median Age

Source: Mediamark Research Inc. (MRI)

Meredith CORPORATION

In 2002, we added the American Baby Group which gave us an anchor at the younger end of the spectrum. However, we needed to do more.

Slide 6

Magazine Acquisition

Transaction Strategy

child
BABY
kids
fitness
american baby
Parents
mujer
Country Home
Traditional Home
Better Homes and Gardens
Family Circle
Ladies' Home Journal
Midwest Living
More
30
40
50

Median Age

Source: Mediamark Research Inc. (MRI)

MEREDITH CORPORATION

Earlier this month we signed a definitive agreement with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million in cash. We expect to close the transaction July 1, 2005.

The acquisition clearly solidifies our position as the leading publisher serving women whose primary interests are their homes, their families and their personal development. We are now in a position to offer advertisers the ability to reach a large number of women at major stages in their lives, from expecting and new mothers to women whose children are establishing lives of their own.

Slide 7

Magazine Acquisition

Leverage Meredith Core Skills

- Editorial
- Circulation
- Sales
- Database

Parents
15 Baby-Sleep Tricks You Haven't Tried Yet

child
GREAT GETAWAYS

mind, body & spirit
fitness
Get Bikini Ready in 28 days
Fight Cellulite
THE #1 FAT-BURNING WORKOUT
LOSE STUBBORN POUNDS FAST

FREE Recipe Cards Our Best Berry Desserts
FamilyCircle
Diet Foods That Make You Fat
Flatten Your Tummy in 3 Minutes
The Ultimate Guide to Getting Things Done
Exclusive Discounts! Save Up to $100
The Simple Secrets of Happiness

Meredith CORPORATION

These consumer magazines fit clearly in our areas of core competency and we have a well laid out execution plan.

We will leverage our editorial, circulation, sales and database expertise to grow these businesses. They are well-known brands with proud traditions and significant upside potential. They have experienced some weakness recently, due primarily to poor circulation practices.

We will employ our long-term direct-to-publisher circulation strategy that emphasizes our editorial content and commitment to service journalism. Over time, this has proven to be effective in generating highly-profitable circulation for Meredith.

Slide 8

Magazine Acquisition

Transaction Results

- Increases reach and scale
- Reaches younger women
- Adds to Hispanic presence
- Extends retail presence

Meredith CORPORATION

There are a number of reasons we are excited about this transaction.

It increases our reach and scale. Meredith titles will now reach 135 million adult American women, giving us the largest female reach in the magazine industry. Our titles will have a combined circulation approaching 30 million, making us the second-largest consumer magazine publisher in the United States.

It furthers our strategy to reach younger women. Our December 2002 acquisition of the American Baby Group helped us establish a foothold in this market. With the new titles, we will have added approximately 30 million female readers with a median age 35 or below in a little over two years. As a result, Meredith will become the premier magazine company serving expecting and new families.

It adds to our growing presence in the Hispanic market. Parents' Spanish-language title, Ser Padres, is an established publication with a distribution of 500,000. Combined with American Baby's Hispanic titles, our custom marketing programs and the September 2005 launch of our new Spanish-language title-Siempre Mujer-Meredith will be uniquely positioned to serve Hispanic consumers, the fastest growing segment of the American population.

The transaction significantly extends our retail presence, adding approximately 250,000 newsstand pockets. This will bring the number of our newsstand checkouts at supermarkets and other retailers across the country to over 1 million. We are excited to have the incremental inventory and will look to maximize it in the most profitable manner over time. In particular, we believe our special interest publications will benefit from the expanded retail presence.

Slide 9

Magazine Acquisition

Financing

- $300 million private placement
- Balance—existing credit facilities
- $620 million total debt
- 2:1 debt-to-EBITDA ratio

Meredith CORPORATION

We will finance the acquisition through a new, $300 million private placement of senior notes. The balance will be financed under our existing credit facilities. The new private placement debt will mature in staggered terms over the next two to five years. The debt covenants are similar to our existing private placement debt.

Following the transaction, we will have total debt of approximately $620 million, resulting in a debt-to-EBITDA ratio of approximately 2 to 1, which is well below the 3.5 to 1 ratio that is allowed by our existing debt covenants.

Slide 10

Magazine Acquisition

Financial Impact—Fiscal 2006

- Revenues—$300 million
- EBITDA—low-to-mid $30 million range
- EPS—modestly accretive

Meredith CORPORATION

As we said on May 24 when we announced the deal:

We expect the transaction will increase the Publishing Group's revenues by approximately $300 million to more than $1.2 billion and to generate EBITDA in the low-to-mid $30 million range in fiscal 2006. We anticipate it will be modestly accretive to earnings per share.

The subsequent four weeks of due diligence have confirmed our initial assumptions and we are ready to take over on July 1 and begin executing our business plan.

Before I turn it to Jack to review Publishing and to discuss the acquisition's impact on our magazine advertising, I want to reiterate that we are truly excited by this transaction. It is the largest Publishing deal in our 103-year history. We will leverage our circulation, sales, database, brand building and editorial expertise to increase the profit margins of the new properties. Over time, these titles will add material profit and represent an important building block in our future growth.

Now, I'll turn it to Jack to discuss advertising.

Slide 11

Publishing Advertising Environment

- Q4—up high single digits
- Category weakness
- Period-to-period volatility

Meredith CORPORATION

Jack Griffin

Thank you, Steve. I'm going to spend most of my time discussing the positive impact that the new publications will have on our magazine advertising. Let me start with a quick review of the advertising environment.

Our fourth quarter advertising revenues will increase in the high single digits, which is an improvement from our previous guidance.

For the January to May 2005 issues, Meredith and the magazine industry experienced weakness in the home and DTC pharmaceutical categories. In our fourth fiscal quarter, we have seen strength in food, cosmetics, travel and auto.

Period-to-period volatility and late decision making persist. It is not uncommon for advertising to shift 5 to 10 percent after the "official" close.

Slide 12

BHG and LHJ Market Share

Women's Service Field

35%
41%
45%
1994
2000
2005*
Calendar Year

PIB advertising revenues
BHG, *LHJ*, *Family Circle*, *Good Housekeeping* and *Woman's Day*
*2005 is twelve months ended with May2005 issues

Meredith CORPORATION

Our two largest magazines-Better Homes and Gardens and Ladies' Home Journal-have increased their combined share of advertising revenue in the women's service field about a point per year in the past decade, per PIB.

Slide 13

Acquisition Impact-Advertising

- Increases reach and scale
- Helps advertisers reach younger women
- Strengthens key categories

Parents
Potty Trained By Preschool
HOW TO CLEAN
6
Sun Safety
12

child
GIRL CONFIDENCE!
ULTIMATE GUIDE TO CHOOSING A CAMP

fitness
Lose the Flab for Good!
10

FamilyCircle
Diet Foods That Make You Fat
Flatten Your Tummy in 3 Minutes
The Ultimate Guide to Getting Things Done
Exclusive Discounts! Save Up to $100
The Simple Secrets of Happiness

Meredith
CORPORATION

Now, let's take a look at the positive impact of the magazine acquisition. It will have three primary advantages for our magazine advertising operation.

It increases our reach and scale.

It helps advertisers reach younger women.

It strengthens key advertising categories.

I'll discuss each advantage in more detail.

Slide 14

Acquisition Impact—Advertising

Increases Reach and Scale

Company	Female Reach		Circulation	
	Before	After	Before	After
Meredith	94	135	21	29
Time	130		43	
Hearst	101		24	
Conde Nast/Advance	80		21	

In millions.
Circulation: per ABC December 2004
Reach: per MRI Fall 2004. Meredith includes estimates for special interest publications.

Meredith CORPORATION

The scale and breadth of a publishing portfolio has important implications for major advertising and marketing opportunities. As you can see, this transaction increases our reach and scale significantly. It moves Meredith into the leading position in terms of female reach at 135 million and in second position with circulation of 29 million.

It is important to note that with these new magazines, we will have 11 publications with a rate base close to, or exceeding, one million. As we have previously stated, a rate base of that magnitude is critical in attracting non-endemic advertisers to the publication.

Slide 15

Acquisition Impact—Advertising

Ad Growth—Younger Women

CAGR PIB Advertising Revenue 1999-2004

Oprah*
42.1%
Fitness
21.4%
In Style
18.7%
Child
16.7%
Parenting
13.6%
American Baby
12.9%
Vogue
11.9%
Glamor
9.0%
Cosmopolitan
8.8%
Parents
8.1%
Magazine Industry
6.2%

*Launched in 2000

Meredith CORPORATION

Beyond the strategic implications of increasing our reach and scale, having a strong presence with younger women is important because advertisers tend to focus on reaching younger readers.

This graph highlights ten of the largest magazines targeted to younger women. As you can see over the last five years, advertising revenues in these magazines have grown at a faster rate than the overall magazine industry growth of 6 percent.

Importantly for Meredith, we now have four of the largest magazines targeted at younger female readers, and in particular the parenting field.

Slide 16

Acquisition Impact—Advertising

Strengthens Core Categories

Category	Before*	After**	% Increase
Food	$304	$443	46%
Home	237	264	11%
DTC pharma	139	210	51%
Direct response	138	191	38%
Non-DTC remedies	76	129	70%
Household supplies	55	91	65%

Calendar 2004 PIB advertising revenues in millions
*BHG, LHJ, AB, CH, More, TH and MWL
**Adds *Family Circle*, *Child*, *Parents* and *Fitness*

Meredith CORPORATION

The new titles increase advertising in our core categories considerably. This table highlights the PIB advertising revenues for calendar 2004 before and after the transaction. As you can see:

Food was up 46 percent

Pharmaceuticals grew more than 50 percent

Direct response rose nearly 40 percent

Over the counter remedies and household supplies were up more than 65 percent each.

Slide 17

Acquisition Impact—Advertising

Strengthens Targeted Growth Categories

Category	Before*	After**	% Increase
Cosmetics	$111	$204	84%
Media and entertainment	69	124	80%
Auto	59	85	44%
Business/finance	42	68	62%
Apparel	18	39	117%

Calendar 2004 PIB advertising revenues in millions
*BHG, LHJ, AB, CH, More, TH and MWL
**Adds *Family Circle*, *Child*, *Parents* and *Fitness*

Meredith CORPORATION

Even more exciting is what the new titles mean for our targeted, non-core growth categories, which are cosmetics, media and entertainment, automotive, business/finance, and apparel.

Women play a major role in purchasing these types of consumer goods and the new titles significantly increase our reach into these categories:

Cosmetics and media and entertainment up approximately 80 percent

Auto up more than 40 percent

Business/finance up more than 60 percent

Apparel more than double.

Slide 18

Advertising Impact

Parents and Childcare Group

american baby
THE FIRST YEAR OF LIFE
A MONTHLY GUIDE TO YOUR BABY'S GROWTH
Physical, Social, Intellectual
american baby
CHILDBIRTH GUIDE
LABOR & DELIVERY
What it's really like
Pain relief options
WHY YOU CAN STILL HAVE GREAT SEX
Bouncing Back After Birth
WHAT DO I DO NOW?
Baby-Care Basics For the First Weeks at Home
ALL THE BABY GEAR YOU'LL EVER NEED
Welcome to Motherhood
Balancing New Roles
as your baby grows
Parents
Simple Ways To Teach Caring, Respect and Generosity
THE BEST THINGS TO SAY TO A TODDLER
15 Baby-Sleep Tricks You Haven't Tried Yet
An Essential Guide To Your Baby's Growth
WHOSE MONEY IS IT? At-home moms and spending guilt
child
GIRL CONFIDENCE!
The new role models
ULTIMATE GUIDE TO CHOOSING A CAMP
12 MESES
Nutrición
Salud
Espera
healthy kids EN ESPAÑOL
Nuevas teorías sobre la inteligencia de los sentimientos
Parents EXPECTING
free inside
Feel Great!
What Doctors Don't Tell You About Childbirth
best fashion bargains for fall
12 Must-Know Facts About Newborns
Parents BABY
the best advice for the first year
Padres
Luzca hermosa esta primavera
Hora de viajar

CIRCULATION:	**5.2 million**
READERSHIP:	**25 million**
AD PAGES:	**3,200**

Excludes specials

Meredith CORPORATION

Now, let me discuss how we plan to go to the advertising market from an organizational perspective. We plan to continue operating the new titles from New York. We will integrate the new magazines into our existing portfolio by creating three operating groups within Meredith Publishing.

The first will be the Meredith Parents and Childcare Group, which will consist of the American Baby Group, Parents, Child, and the related Hispanic publications. The acquisition establishes Meredith as the leading publisher in the parenting field. We are positioned to serve advertisers and consumers through the parenting cycle from pre-natal to pre-teen.

Slide 19

Advertising Impact

Women’s Lifestyle Group

mind, body & spirit
fitness
Get Bikini Ready in 28 days
Trim inches all over
PLUS YOUR FLATTEST ABS EVER IN 7 MOVES
Fight Cellulite
Outsmart your age genes, look younger p. 140
We Name It! THE #1 FAT-BURNING WORKOUT
60-SECOND HEALTH BOOSTERS
Blast belly fat
Fight colds
Improve your sex life
BONUS LOSE STUBBORN POUNDS FAST
• Foolproof 7-day spa diet
• Best way to control your appetite
The new healthy-eating rules, p. 84

LADIES' Home Journal
John Travolta & Kelly Preston From the Heart
24-Hour Room Makeovers
The New Stress Solution
Healthier, Prettier Skin
Heart-Healthy Pasta Recipes
Heal a Broken Heart
Dress 10 Pounds Slimmer

BEST NEW MAKEUP FOR OVER-40 SKIN
More
AGELESS BEAUTY
50 WAYS TO KEEP IT, FAKE IT, FLAUNT IT
RETHINKING HORMONES ...AGAIN
NEW DATA, BETTER CHOICES, REAL HELP
QUIT YOUR JOB AND THRIVE
MAKING A CAREER SWITCH WORK
GREAT READS TO TAKE STRAIGHT TO BED BY JULIA GLASS AND RUTH REICHL
ANDIE MacDOWELL
let's hear it for staying power!
HIKE, BIKE, KAYAK
5 SMART WORKOUTS TO GET YOU READY
IT'S HERE! ENTER OUR 40+ MODEL SEARCH, PAGE 72

CIRCULATION:	**6.7 million**
READERSHIP:	**24 million**
AD PAGES:	**3,300**

Meredith CORPORATION

Second, will be the Meredith Women's Lifestyle Group, which will include Fitness, Ladies' Home Journal and More magazine. With their focus on fashion, beauty and women's health, these titles allow us to serve women and advertisers across a wide range of age and income demographics.

Slide 20

Advertising Impact

Home and Family Group

- Packaged goods strength
- Leverage group sales

CORPORATE SALES & MARKETING

Better Homes and Gardens
WIN America's HOME
Turn up the fun!
Instant ideas for summer style
Cool plants for hot days
Fabulous July 4th foods
The great American getaway

"I'm Opening My Closet for Women's Heart Health."
WEAR RED
RESOURCES
EVENTS
E-CARDS
AUCTION
imagination at work
Better Homes
more
Ladies' Home Journal
Meredith

Better Homes and Gardens
Eating For Life
A Selection of Diabetic and Heart-Healthy Recipes

June 14, 2005
Family Circle
Giant Issue! ONLY $1.99
Diet Foods That Make You Fat
Flatten Your Tummy in 3 Minutes
The Ultimate Guide to Getting Things Done
Exclusive Discounts! Save Up to $100
Pretty Decorating Ideas for Every Room
The Simple Secrets of Happiness
Raising Moral Kids in an Immoral World
Summer Beauty Tips

CIRCULATION:	**11.8 million**
READERSHIP:	**58.5 million**
AD PAGES:	**3,400**

Meredith CORPORATION

And third will be the Meredith Home and Family Group, which will consist of Better Homes and Gardens and Family Circle. We will be a leading player in the packaged goods and household products categories. We also believe our group sales operation will be able to leverage the two brands to create customized advertising programs second to none in the industry.

To conclude the Publishing section, we look forward to leveraging our increased scale, benefiting from our expanded reach, and utilizing our category breadth. We are the premier publisher serving women whose primary interests are their homes, their families and their personal development.

Now, Paul will present Meredith Broadcasting.

Slide 21

Meredith Broadcasting

Initial observations

- Great collection of assets
- Significant audience share improvement
- Tremendous upside potential
- On target to achieve margin objective

Priorities

- Build and expand news
- Continue audience share growth
- Monetize ratings
- Focus on top three markets
- Take more aggressive approach to Internet

Meredith CORPORATION

Paul Karpowicz

Thanks, Jack. I've been with Meredith for over four months now. Let me share my initial observations and priorities.

First, we have a great collection of assets. Most of our stations are in markets that are growing faster than the national average. We are very pleased to be associated with CBS and FOX.

Second, we continue to deliver significant audience share growth.

Third, there is a tremendous amount of upside yet to capture.

Fourth, as Bill said, we remain on track to achieve our 40 percent EBITDA margin objective.

As we move forward, our strategies will not change dramatically. We will continue to improve our news ratings, grow our audience share and work aggressively to monetize our ratings growth. In particular, we will focus on our top three markets-Atlanta, Phoenix and Portland. In addition, we will take a more dynamic approach to Internet programming and creating sales opportunities on the web.

Slide 22

Initial Observations

Great Collection of Assets

Portland
Bend
Las Vegas
Phoenix
Flint-Saginaw
WNEM-AM
Kansas City
Springfield
Hartford
Chattanooga
Nashville
Atlanta
Greenville

Meredith CORPORATION

We have a great collection of broadcasting assets. Here is a map of the Meredith Broadcasting Group. We own or operate

6 CBS affiliates

4 FOX

2 WB

1 NBC, and UPN affiliate

Eight of our stations are in the country's top 35 markets and Las Vegas, which is 51st in terms of population, is number 28 in terms of revenue. In total, our group reaches nearly 10 percent of all U.S. households.

Slide 23

Initial Observations

Fast-growing Markets

Population CAGR(1999-2004)

4.7%
4.6%
3.7%
3.5%
2.2%
1.8%
1.7%
1.6%
1.4%
1.4%
1.3%
1.2%
0.8%
0.3%
LV
Bend
PHX
ATL
MDP Ave
PORT
NASH
GRVL
CHAT
US Ave
KC
HFD
SPRG
SAG

2005 BIA market data

Meredith CORPORATION

The majority of our stations are in fast-growing markets. This chart highlights the compound annual growth rate of population for each of our markets compared with the U.S. average. As you can see, most of our markets have grown faster than the national average over this time.

Slide 24

Initial Observations

Significant Audience Share Gains

	Late News		
Market	May 2002	May 2005	Change
Atlanta-CBS	6	7	1
Phoenix-CBS	6	11	5
Portland-FOX	8	12	4
Hartford-CBS	15	16	1
Nashville-NBC	21	19	(2)
Kansas City-CBS	14	21	7
Greenville-FOX	7	8	1
Las Vegas-FOX	8	9	1

Nielsen—May 2005 HH

Meredith CORPORATION

Improving our newscast ratings and audience share is central to the growth of our Broadcasting Group. We have produced strong gains at most of our stations. This slide highlights the audience share of our late news, comparing the May 2005 book with May 2002 in our eight largest markets.

Let me share two highlights from the May 2005 book:

KPHO, our CBS station in Phoenix, increased the audience share for its 5 p.m. newscast 20 percent, its new 6:30 p.m. newscast 75 percent and its late news by 22 percent. As you can see from this slide, we have nearly doubled the audience share for our late news in Phoenix.

KCTV, our CBS affiliate in Kansas City, was the overwhelming choice for late news, continuing its strong track record. It finished with a 21 audience share, up 31 percent from the prior May book and the highest average in nine years. KCTV's nearest competitor was three share points behind our station.

Slide 25

Initial Observations

Tremendous Upside Potential

Market	Sign-on to Sign-off*
Atlanta-CBS	4 of 7
Phoenix-CBS	4 of 8
Portland-FOX	3 of 6
Hartford-CBS	1 of 6
Nashville-NBC	2 of 6
Kansas City-CBS	1 of 8
Greenville-FOX	4 of 6
Las Vegas-FOX	4 of 9

*Nielsen—May 2005 HH audience share

Meredith CORPORATION

While we have made great strides improving our newscast audience share, we have a tremendous amount of upside yet to capture.

This slide highlights our sign-on to sign-off audience share in our eight largest markets. As you can see, we were number one or two in just three markets in the May book.

The real growth potential is in our top three markets. In Atlanta and Phoenix in particular, we are underperforming compared to a typical CBS affiliate. I'll discuss each of these markets in more detail in a few moments.

Slide 26

Initial Observations

On Target—EBITDA Margin Goal

23%
29%
32%
35% E
2002
2003
2004
2005 E
Fiscal Year

E—estimate

Meredith CORPORATION

We remain on track to achieve our 40 percent EBITDA margin objective. We have produced strong improvement in recent years and we are performing well in fiscal 2005. We expect to produce a 40 percent EBITDA margin on a sustainable basis in the next 18 to 24 months.

Slide 27

Priorities

Build on Winning News Culture

Market	Late News*
Atlanta-CBS	3 of 3
Phoenix-CBS	2 of 5
Portland-FOX	1 of 2
Hartford-CBS	2 of 3
Nashville-NBC	2 of 4
Kansas City-CBS	1 of 4
Greenville-FOX	1 of 2
Las Vegas-FOX	1 of 3

*Nielsen—May 2005 HH audience share
Portland, Greenville and Las Vegas compared with primetime newscasts
Atlanta, Phoenix, Hartford, Nashville and Kansas City compared with traditional late newscasts

Meredith CORPORATION

Now let me move on to the key priorities for Meredith Broadcasting. We must continue to improve our news ratings and increase our audience share.

Our stations are creating a winning news culture and news products that are resonating well in the marketplace. This slide highlights the audience share ranking of each of our late newscasts in our eight largest markets from the May 2005 book. As you can see, we were number one or two in seven of our eight largest markets. That is impressive!

We look forward to building on this late news success and translating our improved news presence to other news day parts.

Slide 28

Priorities

Monetize Ratings

Industry
Meredith
30%
20%
10%
0%
-10%
-20%
Q1-03
Q2-03
Q3-03
Q4-03
Q1-04
Q2-04
Q3-04
Q4-04
Q1-05
Calendar Year

TVB spot advertising growth

Meredith CORPORATION

Improving ratings and audience share is important, but only if you monetize the ratings. This graph highlights our spot advertising growth compared with the industry average since the start of calendar 2003.

We have done an impressive job of growing the top line. Meredith Broadcasting has outpaced the industry average in 15 of the last 17 quarters, as reported by TVB.

Slide 29

Priorities

Improve Advertising Performance

Quarterly Revenue Entitlement Meetings

- Station sales management
- Sales accountability
- Objective—revenue share equal to or exceed audience share

Meredith CORPORATION

While we have done an impressive job outpacing the industry, we can do better.

One of the most important action steps that I have taken has been to initiate quarterly revenue entitlement meetings. I meet with each station's general manager, general sales manager, and national and local sales managers. We thoroughly review each station's pipeline, customers, prospects and pricing. These meetings create accountability for sales results.

The objective of these meetings is to ensure each station's revenue share is equal to, or exceeds its audience share.

Having conducted these types of meetings throughout my management career, I know they result in significant revenue improvement over time. I am confident they will be very effective at Meredith as well.

Slide 30

Priorities

Atlanta

- Very competitive market
- Improved financial results
- Developed better sales performance
- Need—to improve ratings

Meredith CORPORATION

As I said earlier, the real upside opportunity is in our top three markets.

Atlanta is a very competitive market with Cox, Gannett, Tribune, FOX and WTBS Superstation.

We have made great strides in terms of financial results, almost doubling the bottom line in three years. This is the result of two things:

First, we have improved the sales performance of the station. The new sales management has added structure to the selling process and improved our overall selling results.

Second, we have benefited from the improved primetime programming of CBS.

Now, we need to improve our ratings and share. We recently hired a news director who is quite familiar with the market. I am committed to improving this station and have begun to spend quite a bit of my time in Atlanta as well. I am confident that we have the right management team in place to turn this station around.

Slide 31

Priorities

Phoenix

- Strong growth market
- Improved financial results
- Produced solid, competitive ratings
- Need—to continue rating gains and convert ratings to revenue

Phoenix is a growth market and we have delivered strong gains to the bottom line. We have produced solid, competitive ratings, but need to continue doing so.

To use a baseball analogy, we have hit some home runs in terms of news ratings in the first few innings, but we are only in the third or fourth inning. We will continue to improve ratings and monetize those gains.

Slide 32

Priorities

Portland

- Strong duopoly
- Improved financial results
- Produced strong ratings
- Need—to monetize ratings

In Portland, we have a strong duopoly and have improved the bottom line as well.

The good news is that the hard work is done in Portland. We had two mediocre newscasts when we first created the duopoly in 2001. We've merged the best into one strong news operation. KPTV routinely has one of the highest-rated primetime newscasts in the country and is recording outstanding ratings for its morning news.

Now, we need to monetize the ratings. In the Northwest, the recovery from the advertising recession has lagged the rest of the nation. We've recently strengthened our sales management, promoting our general sales manager from Saginaw to Portland. He is already making a difference.

We believe Portland will turn much faster than Atlanta or Phoenix because of the strength of the duopoly and the fact we have strong ratings to sell.

Slide 33

Priorities

Cornerstone, Local and Internet Programs

Better Homes
DECORATION
inspiration

Better Homes
hearthealthy
Your friend:
FIBER
4 FOODS
for Better
HEALTH
WOMEN &
HEART DISEASE
FORGIVENESS
Helps a Heavy Heart

$3
$5
$11
$22
$30-35 E
2001
2002
2003
2004
2005
Fiscal Year

In millions

E—estimate

Includes Cornerstone and market-specific programs and Internet sales.

Meredith CORPORATION

In addition, Meredith Broadcasting has been very successful adding new revenue streams.

Our Cornerstone programs are unique and differentiate Meredith from other television broadcasters. We leverage our publishing brands by packaging content from our magazines with print ads from local advertisers. The result is a customized mini-magazine delivered to targeted customers in our local television markets.

Revenues from the Cornerstones, additional market-specific promotions, and Internet sales increased from about $3 million in fiscal 2001 to approximately $22 million in fiscal 2004. For fiscal 2005, we expect to generate $30 to $35 million from these programs.

Going forward, we will be much more aggressive to develop compelling content for our web sites and creating sales opportunities for our clients as well. For example, all the stations have sold a desktop weather product that users can download onto their computer to receive up-to-the-second weather information. The weather application is branded with our station's logo and includes sponsorships from local advertisers.

To conclude the Broadcasting section, we have a great collection of assets with a tremendous amount of upside potential. We will continue to focus on improving our news products, growing our audience share and monetizing our ratings. I am very confident that we will achieve our margin objective.

Now, Suku will present our financial outlook for fiscal 2005 and 2006.

Slide 34

Fiscal 2005 Outlook

28.1% CAGR
$1.19
$1.61
$2.00
$2.50 E
2002
2003
2004
2005
Fiscal Year

Diluted EPS before special items and adjusted for SFAS 123(R)
E—estimate

Meredith CORPORATION

Suku Radia

Thanks, Paul. With that overview of the acquisition, its impact on magazine advertising and the review of the Meredith Broadcasting Group, let me provide our financial outlook.

Consistent with our prior statements, we believe fiscal 2005 earnings per share will approximate $2.50, which would equate to a 28 percent compound annual growth rate over the time shown on this graph. Clearly, Meredith has produced excellent earnings per share growth in the past few years. We will work diligently to continue our strong track record.

Slide 35

Fiscal 2006 Challenges

- Non-political year
- Paper prices
- Postage rates

Meredith CORPORATION

Before I provide our outlook for fiscal 2006, let me remind you of the challenges and opportunities that we will face.

Fiscal 2006 is a non-political year. Fiscal 2005 included nearly $19 million in net political advertising, of which the preponderance was in the first half of the fiscal year. This will make for challenging comparisons.

Paper prices have been rising. Current prices are 15 percent higher than a year ago due to three price increases in fiscal 2005. We anticipate paper prices will rise another 7 percent in fiscal 2006.

Postage rates will likely rise in early calendar 2006. We expect a 6 percent increase.

Slide 36

Fiscal 2006 Opportunities

- Benefits of magazine acquisition
- Profitable circulation
- Strong pipeline—books and integrated marketing
- Momentum in both core businesses

Meredith CORPORATION

There are real opportunities in fiscal 2006:

First, the magazine acquisition increases our scale and furthers our strategy to reach younger women and the Hispanic market. It strengthens our core and targeted advertising categories and extends our retail presence.

Second, our long-term direct-to-publisher circulation strategy has proven to be highly effective in generating profitable circulation. It will continue to do so in fiscal 2006.

Third, the pipeline is strong in our book and integrated marketing operations. Both of these businesses have grown rapidly in recent years, diversifying the Publishing Group's revenues beyond magazine advertising and circulation.

Fourth, both of our operating groups have improved their profit margins considerably in recent years. We expect both groups will continue their momentum in fiscal 2006.

Slide 37

Fiscal 2006 Outlook

- First half—8-10% EPS growth
- Second half—mid-to-high teens EPS growth
- Full year—EPS to approximate $2.80
- Update when year-end results reported

Meredith CORPORATION

When you look at fiscal 2006, you should think in terms of two halves due to the political comparisons in the first half of the year.

At this time, we believe earnings per share growth will range from 8 to 10 percent range in the first half of fiscal 2006 and will be in the mid-to-high teens in the second half. For the full fiscal year, we believe earnings per share will approximate $2.80.

As Steve said, the magazine acquisition is expected to be modestly accretive in fiscal 2006. At this time, it is premature to be more specific because we will not know the precise amortization until the valuation of intangibles has been completed.

As has been our practice, we will provide more specific guidance when we release our year-end results in late July.

Now, I'll turn it back to Bill for concluding remarks.

Slide 38

Points to Remember

- Magazine acquisition—a major opportunity
  - Strategically important
  - Compliment of Meredith skill set
- Magazine advertising—strengthened Q4 FY 2005
  - Issue-to-issue volatility
  - Positive impact from new titles
- Broadcasting Group—on track
  - Achieving long-term financial objectives
  - Strong leadership
- Fiscal 2006 Outlook
  - Low double digit EPS growth despite challenges

Meredith CORPORATION

Bill Kerr

I'll close by reiterating these four key points about Meredith:

First, the magazine acquisition is an important, strategic transaction that will help continue our strong growth and enhance shareholder value.

Second, the addition of Parents, Child, Fitness and Family Circle will have a positive impact on our magazine advertising.

Third, Meredith Broadcasting remains on track to achieve its margin objective.

Fourth, despite challenges in fiscal 2006, we expect to continue our strong track record of earnings per share growth.

Now, we'll take your questions.

INFORMATION RELATING TO
FORWARD-LOOKING STATEMENTS

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those forward-looking statements.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increases in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in legislation and government regulations affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.